AETNA GET FUND
                             UNDERWRITING AGREEMENT

THIS AGREEMENT is entered into this 1st day of April, 1999, by and between Aetna Life Insurance and Annuity Company, Inc., a Connecticut corporation (Aetna), and Aetna GET Fund, a Massachusetts Business Trust (Fund).

WHEREAS, the Fund is an open-end management investment company registered with the Securities and Exchange Commission (Commission) under the Investment Company Act of 1940, as amended (1940 Act); and

WHEREAS the Fund has registered its shares for offer and sale to the public under the Securities Act of 1933, as amended; and

WHEREAS, the Fund is offering and selling to the public distinct series of shares of common stock, each corresponding to a distinct series (Series); and

WHEREAS, the Fund wishes to retain Aetna, and Aetna is willing to act, as exclusive principal underwriter in connection with the offer and sale of each Series' shares as now exists and as hereafter may be established (Shares); and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. Appointment of Underwriter. The Fund hereby appoints Aetna and Aetna hereby accepts appointment as exclusive principal underwriter in connection with the offering and sale of the Shares of each Series as are now registered for sale with the Commission and such other Series and classes of Shares of Series as may hereafter be so registered. The Series are set forth in Schedule I. The Fund authorizes Aetna to solicit orders for the purchase of the Shares as set forth in the Registration Statement currently effective with the Commission for the Shares. It is understood that the Shares are offered only through variable annuity contracts and variable life policies issued by Aetna and its affiliates.

2. Compensation. Aetna shall receive no separate compensation for providing services under this Agreement. It is understood that the compensation Aetna receives in connection with the issuance of the variable annuity contracts or variable life policies shall be the only consideration it receives for serving as underwriter hereunder.

3. Aetna Expenses. Aetna shall be responsible for any costs of printing and distributing prospectuses and statements of additional information necessary to offer and sell the Shares, and such other sales literature, reports, forms and advertisements in connection as it elects to prepare, provided such materials comply with the applicable provisions of federal and state law.

4. Fund Expenses. The Fund shall be responsible for the costs of registering the Shares with the Commission and for the costs of preparing prospectuses, statements of additional information and such other documents as are required to maintain the registration of the Shares with the Commission. Each Series shall bear all expenses related to preparing and typesetting such prospectuses, statements of additional information, and such other documents, including printing and mailing expenses, related to such Series' communications with existing shareholders of that Series.

5.  Share  Certificates.  The Fund  shall  not issue  certificates  representing
Shares.

6. Status of Underwriter and Other Persons. Aetna is an independent contractor and shall be agent for the Fund only in respect to the sale and redemption of the Shares. Any person, even though also an officer, director, employee or agent of Aetna, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of Aetna even though paid by Aetna.

7. Nonexclusivity. The services of Aetna to the Fund under this Agreement are not to be deemed exclusive, and Aetna shall be free to render similar services or other services to others and to engage in other activities related or unrelated to those provided under this Agreement.

8. Effectiveness and Termination of Agreement. This Agreement shall become effective at the close of business on the date set forth in the first paragraph of this Agreement and shall remain in force and effect through December 31, 1999, unless earlier terminated under the provisions of Section 9. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually by the Fund's trustees, or by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940
Act).

9. Termination. This Agreement may be terminated at any time, by either party, without the payment of any penalty, on sixty (60) days' written notice to the other party.

10. Liability of Aetna. Aetna shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, to the extent that such losses resulted from an act or omission on the part of Aetna or its officers, directors or employees in carrying out its duties hereunder, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by Aetna of its duties under this Agreement.

11. Liability of Trustees. A copy of the Declaration of Trust of the Fund is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund. No provision of this Agreement shall be construed to protect any trustee or officer of the Fund or director or officer of Aetna from liability in violation of Section 17(h) and
(i) of the 1940 Act.

12. Amendments. This Agreement may be amended or changed only by an instrument in writing signed by both parties.

13. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Connecticut and the 1940 Act. To the extent that the applicable laws of the State of Connecticut conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

14. Notices. Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         if to the Fund or Aetna:

         151 Farmington Avenue, TN41
         Hartford, Connecticut  06156
         Fax number:  860/273-4247


15. Questions of Interpretation. This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 1st day of April, 1999.


                                  AETNA LIFE INSURANCE AND ANNUITY COMPANY

Attest:
                                            By:       /s/ John Y. Kim
                                                      --------------------------
                                            Name:     John Y. Kim
                                                      --------------------------
/s/ Rose-Marie DeRensis                     Title:    Senior Vice President
---------------------------------------               --------------------------
Rose-Marie DeRensis
Assistant Corporate Secretary



                                            AETNA GET FUND

                                            By:       /s/ J. Scott Fox
                                                      --------------------------
                                            Name:     J. Scott Fox
                                                      --------------------------
Attest:                                     Title:    President
                                                      --------------------------
/s/ Daniel E. Burton
---------------------------------------
Daniel E. Burton
Assistant Secretary




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                                   Schedule 1



                                 List of Series

                                      GET C
                                      GET D
                                      GET E
                                      GET G
                                      GET H